UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2005

The Finish Line, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On March 23, 2005, The Finish Line, Inc. (the “Company”) issued a press release discussing its results of operations and financial condition as of and for the thirteen weeks ended February 26, 2005.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Current Report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

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ITEM 4.02(a) Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Finish Line, Inc. (NASDAQ:FINL) (the “Company”) today announced that the Company, like many other companies in the retail industry, will correct its accounting for leases after the Company’s review of the matter and after discussion by management and the Audit Committee of the Board of Directors of the Company with Ernst & Young, LLP, its independent registered public accounting firm.

After review of the February 7, 2005 letter from the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) to the Center for Public Company Audit Firms of the American Institute of Certified Public Accountants, which addressed generally accepted accounting principles (“GAAP”) applicable to leases and leasehold improvements, management and the Audit Committee of the Board of Directors of the Company, after discussion with Ernst & Young, LLP, completed its determination on March 22, 2005 that the Company’s accounting for leases was not consistent with the accounting principles described in the SEC’s letter. As a result, the Company’s previously issued consolidated financial statements, including those in the Company’s Annual Report on Form 10-K for the years ended February 28, 2004 and March 1, 2003 along with the Company’s Quarterly Reports on Form 10-Q for the quarters ended May 31, 2004, August 30, 2004 and November 29, 2004, should no longer be relied upon.

In prior periods, the Company’s consolidated balance sheets have reflected the unamortized portion of construction allowances from landlords as a reduction of property and equipment instead of as a deferred rent credit. In addition, the Company’s statements of cash flows have reflected construction allowances as a reduction of capital expenditures within cash flows from investing activities, rather than cash flows from operating activities. The correction with respect to construction allowances is a reclassification of construction allowances from property and equipment to deferred rent liabilities on the Balance Sheet. In addition, this will increase capital expenditures, with an offsetting increase in depreciation and deferred rent on the Statement of Cash Flows.

Further, in prior periods, the Company had previously recognized the straight line rent expense for leases beginning on the commencement date of store operations, which had the effect of excluding the build-out period of its stores (during which the Company typically made no rent payments) from the calculation of the period over which it expenses rent. The correction with respect to straight line rent is to recognize straight line rent expense over the lease term including any rent-free build-out periods.

The Company will file the corrections to its annual and interim financial statements in its annual report on Form 10-K for the fiscal year ended February 26, 2005. The Company’s Forms 10-Q for fiscal 2006 will reflect the restated information for the corresponding quarters of fiscal 2005.

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Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued March 23, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: March 23, 2005	By:	/s/ Kevin S. Wampler
Executive Vice President – Chief Financial Officer and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued March 23, 2005

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